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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of report (Date of earliest event reported): March 19, 2004


                            NATIONAL CITY CORPORATION
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               (Exact Name of Registrant as Specified in Charter)


         Delaware                        1-10074                 34-1111088
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(State or Other Jurisdiction        (Commission File            (IRS Employer
     of Incorporation)                   Number)             Identification No.)


           1900 East Ninth Street, Cleveland, Ohio        44114-3484
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           (Address of Principal Executive Offices)       (Zip Code)


                                 (216) 222-2000
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              (Registrant's telephone number, including area code)



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ITEM 5.  OTHER EVENTS AND REQUIRED FD DISCLOSURE

         At a special shareholders meeting held on March 19, 2004, the shareholders of Allegiant Bancorp, Inc. ("Allegiant") approved the merger between Allegiant and National City Corporation ("National City") pursuant to an Agreement and Plan of Merger between Allegiant and National City, under which Allegiant will be merged into National City. Under the terms of the agreement, Allegiant shareholders will receive either 0.833 share of National City common stock in a tax-free exchange or $27.25 in cash for each share of Allegiant common stock, or a combination of both. The election form and letter of transmittal are being mailed to shareholders on March 19, 2004. April 8, 2004 has been selected as the election deadline for receiving the election form. National City received approval from the Federal Reserve Board, the last of the required regulatory approvals, on March 15, 2004 and has been informed that the Department of Justice waiting period will end on March 30, 2004. The transaction is expected to close on or about April 9, 2004.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a) Financial Statements of Businesses Acquired:  Not applicable

(b) Pro Forma Financial Information:  Not applicable

(c) Exhibits:     None



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              National City Corporation
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                                                     (Registrant)


Dated: March 19, 2004                         By /s/ David L. Zoeller
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                                              David L. Zoeller
                                              Executive Vice President and
                                              General Counsel


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